Exhibit 99.2

Collegium Pharmaceutical, Inc. Nucynta Franchise Acquisition February 6, 2020

Forward - Looking Statements This presentation contains forward - looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 . We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of fut ure events or outcomes to identify these forward - looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company's current expectations. Managemen t's expectations and, therefore, any forward - looking statements in this presentation could also be affected by risks and uncertainti es relating to a number of other factors, including our expectations related to the consummation of the acquisition of the Nucyn ta assets and the potential impact on our future operating results; our ability to commercialize and grow sales of our products; our ab ili ty to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtai n a nd maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or wa rni ngs in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service th ose markets; our ability to obtain reimbursement and third - party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid - related or other litig ation that may be brought by or against us, including litigation with Purdue Pharma, L.P. and Teva Pharmaceuticals USA, Inc.; the o utc ome of any governmental investigation related to the manufacture, marketing and sale of opioid medications; our ability to secure ad equ ate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially salea ble inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; ou r expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our a bil ity to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Dr ug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, rev enu e, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Quarterly Report on Form 10 - Q for the quarter ended September 30, 2019, and in other reports which we file with the SEC. Any forward - looking statements that we make in this presentation speak only as of the date of this presentation. We assume no obliga tion to update our forward - looking statements whether as a result of new information, future events or otherwise, after the date of t his presentation. This company presentation is not for promotional purposes . 2

Nucynta Acquisition: Financially Transformative for Collegium 3 Expected to: Increase EBITDA by > $100m / year Increase Cash Flow from Operations; Allow for Rapid De - Leveraging; Enable Further Diversification; and Improve Gross Margins and Net Income Please refer to the GAAP v. Non - GAAP reconciliation set forth in the Appendix to this presentation, which reflects the pro forma, illustrative impact of the transaction on EBITDA for 2019 (on an annualized basis), and a reconciliation of EBITDA to GAAP Net Income.

4 Nucynta Acquisition Transaction Details Terms • Cash payment of $375.0m, subject to certain conditions, including: – Adjustments for inventory and royalties paid in 2020 • Will a ssume U.S. license for Nucynta IP • Will pay Grunenthal GmbH a flat 14% royalty on net sales • Will no longer be required to pay a royalty to Assertio Financing • Purchase price funded with: – $325.0m of committed debt financing – cash on hand • Financing structured to limit the impact of dilution • Cash flow profile and financing terms expected to enable de - leveraging Timing • Unanimously a pproved by Collegium’s Board of Directors • Expected to close by February 14, 2020 – Subject to customary closing c onditions

Prior Nucynta Deal vs. New Nucynta Deal 5 Prior Nucynta Deal New Nucynta Deal • Opportunistic Financial Transaction – Immediately Accretive – Accelerated Time to Profitability – Improved Cash Flows • Broadened Product Portfolio • Leveraged Current Infrastructure × Not Financially Transformative × Did Not Retain Majority of Economics • Financially Transformative Deal is expected to: – Drive Profitability – Improve Gross Margin – Transform EBITDA and Cash Flows from Operations • Expected to Enable De - Leveraging • Expected to Provide Flexibility for Diversification

Nucynta Acquisition: Illustrative Financial Impact

	Illustrative Operating Cash Flow to Collegium[1]	
Annualized Revenues for Nucynta Franchise	Prior Deal	New Deal
$193.2m[2]	$40.4m[3]	$166.2m[3]

Note 1: Presented as an illustration of the impact of the new deal, had it been in effect as of January 1, 2019, and not meant to be indicative of what our historical or future results would have been or will be.

Note: 2: This figure represents the 2019 annualized product revenues, net of the Nucynta franchise, based on the amounts disclosed for the nine months ended September 30, 2019 in the Notes to our Condensed Consolidated Financial Statements as filed on Form 10-Q for the period ending September 30, 2019.

Note 3: Under the new deal, royalties are no longer required to be paid to Assertio. In addition, under the prior deal, if the annual net sales of the Nucynta franchise equal or exceed $180.0m, Collegium was required to pay a guaranteed $34.0m royalty to Grunenthal. Under the new deal, such guarantee has been eliminated and is replaced with a flat 14% royalty payable to Grunenthal.

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Collegium PHARMACEUTICAL

Nucynta Acquisition Highlights 7 Expected to Provide Flexibility to Pursue Future Acquisitions 4 Diversified Pain Portfolio 1 Acquisition is Financially Transformative 2 Cash Flow Profile Expected to Enable De - Leveraging 3

Appendix 8

Non - GAAP Financial Measures 9 To supplement our financial results presented on a GAAP basis, we have included information about EBITDA. We internally use this non - GAAP financial measure to understand, manage and evaluate the Company as we believe it represents the performance of our core business. Because this non - GAAP financial measure is an important internal measure for the Company, we believe that the presentation of the non - GAAP financial measure provides analysts, investors and lenders insight into management’s view and assessment of the Company’s ongoing operating performance. In addition, we believe that the presentation of this non - GAAP financial measure, when viewed with our results under GAAP, provides supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing the Company’s performance and results from period to period. We report this non - GAAP financial measure in order to portray the results of our major operations – commercializing innovative, differentiated products for people suffering from pain – prior to considering certain income statement elements. This non - GAAP financial measure should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. The Non - GAAP financial measure is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) before interest expense, interest income, income tax expense, depreciation expense and amortization expense. Any non - GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, a non - GAAP measure used by other companies.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands)
(unaudited)

		Nine Months Ended September 30, 2019		Illustrative Pro Forma Annualized (1) Twelve Months Ended December 31, 2019
GAAP net loss	$	(20,521)	$	(27,361)
EBITDA adjustments:				
Interest expense		698		931
Interest income		(1,552)		(2,069)
Depreciation expense		535		713
Amortization expense		11,064		14,752
Total EBITDA adjustments	$	10,745	$	14,327
EBITDA	$	(9,776)	$	(13,034)
Illustrative Pro Forma Adjustments				
Nucynta royalties due to Assertio (2)		94,163		118,842
Nucynta royalties due to Grunenthal (3)		–		6,958
Total Illustrative Pro Forma Adjustments	$	94,163	$	125,800
Illustrative Pro Forma EBITDA	$	84,387	$	112,766
Change in EBITDA	$	94,163	$	125,800

(1) Represents illustrative pro forma annualized GAAP net loss, interest expense, interest income, depreciation expense, and amortization expense based on annualizing the amounts disclosed for the nine months ended September 30, 2019 in the Condensed Consolidated Financial Statements as filed on Form 10-Q for the period ending September 30, 2019.

(2) Represents calculated royalties due to Assertio under the Third Amendment to the Nucynta Commercialization Agreement, which are no longer required under the agreement to acquire the Nucynta Franchise. For the nine months ended September 30, 2019, the Company recognized product revenues, net from the Nucynta Products of $144,866, which results in $94,163 of calculated royalties due to Assertio (65% of net product revenues from the Nucynta Products). The Company's illustrative pro forma annualized product revenues, net from the Nucynta Products is $193,155, which results in $118,842 of calculated royalties due to Assertio (65% of net product revenues up to $180,000, or $117,000, plus 14% of net product revenues from $180,000 to $193,155, or $1,842, for total calculated royalties due of $118,842).

(3) Represents the change in calculated royalties due to Grunenthal under the agreement to acquire the Nucynta Franchise compared to the Third Amendment to the Nucynta Commercialization Agreement. The Company was previously required to pay a guaranteed $34,000 royalty to Grunenthal if net product revenues from the Nucynta Products exceeded $180,000. Under the agreement to acquire the Nucynta Franchise, such guarantee has been eliminated and is replaced with a flat royalty of 14% of net product revenues from the Nucynta Products. As such, the difference between 14% of illustrative pro forma annualized net product revenues of $193,155, or $27,042, and $34,000 is $6,958.

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Collegium PHARMACEUTICAL